UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 25, 2014

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 25, 2014, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.             Election of Directors: *

Nominee	Votes Cast For	Votes Against	Abstentions	Non-Votes
S. Haunani Apoliona	32,735,866	231,316	139,173	6,274,801
Mary G. F. Bitterman	31,577,702	1,466,057	62,596	6,274,801
Mark A. Burak	32,844,095	149,327	112,933	6,274,801
Michael J. Chun	32,842,423	188,286	75,646	6,274,801
Clinton R. Churchill	32,752,452	269,492	84,411	6,274,801
David A. Heenan	31,583,174	1,430,935	92,246	6,274,801
Peter S. Ho	32,349,721	699,380	57,254	6,274,801
Robert Huret	32,736,249	269,852	100,254	6,274,801
Kent T. Lucien	27,783,094	5,250,327	72,934	6,274,801
Martin A. Stein	32,674,763	300,351	131,241	6,274,801
Donald M. Takaki	27,628,122	5,388,300	89,933	6,274,801
Barbara J. Tanabe	31,726,184	1,316,006	64,165	6,274,801
Raymond P. Vara, Jr.	32,810,962	186,619	108,774	6,274,801
Robert W. Wo	31,637,722	1,422,200	46,433	6,274,801
 *   The directors are elected by a majority of the votes cast in an uncontested election. In the event of a contested election, the directors are elected by a plurality of the votes cast.

2.             Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
24,714,229	8,155,658	236,468	6,274,801

3.             Approval of the Company’s 2014 Stock and Incentive Plan:

Votes Cast For	Votes Against	Abstentions	Non-Votes
31,860,939	1,117,460	127,956	6,274,801

4.             Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes Cast For	Votes Against	Abstentions	Non-Votes
38,973,798	354,144	53,214	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary